Exhibit 4.2

NOBLE DRILLING CORPORATION,
as Issuer,
NOBLE DRILLING HOLDING LLC,
as Co-Issuer,
NOBLE DRILLING SERVICES 6 LLC,
as Co-Issuer,
NOBLE HOLDING (U.S.) CORPORATION,
as Guarantor,
and
NOBLE CORPORATION,
as Guarantor,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of October 1, 2009
to
INDENTURE
Dated as of March 1, 1999, as previously amended and supplemented

7.50% SENIOR NOTES DUE 2019

          FIFTH SUPPLEMENTAL INDENTURE dated as of October 1, 2009, among NOBLE DRILLING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Noble Drilling”), NOBLE DRILLING HOLDING LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Drilling Holding,” and collectively with Noble Drilling, the “Company” or “Companies”), NOBLE DRILLING SERVICES 6 LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“NDS6”), NOBLE HOLDING (U.S.) CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Holding”), and NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (collectively with Holding, the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, successor by merger to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (the “Trustee”).
R E C I T A L S:
          WHEREAS, Noble Drilling has previously executed and delivered to the Trustee an indenture dated as of March 1, 1999 (as supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999, the Second Supplemental Indenture thereto dated as of April 30, 2002, the Third Supplemental Indenture thereto dated as of December 20, 2005 and the Fourth Supplemental Indenture thereto dated as of September 25, 2009, the “Supplemented Indenture”), providing for the issuance by Noble Drilling from time to time of its unsecured senior debt securities (the “Securities”), issuable in one or more series;
          WHEREAS, Noble Drilling has issued, and the Trustee has authenticated and delivered, a series of Securities designated “7.50% Senior Notes due 2019” (the “Notes”);
          WHEREAS, Noble Drilling Services 1 LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“NDS1”) and successor to certain properties and assets of Noble Drilling, has assumed, by the Fourth Supplemental Indenture entered into on September 25, 2009, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of Noble Drilling’s covenants and obligations under the Supplemented Indenture and the Securities;
          WHEREAS, NDS1 and the Companies are the obligors with respect to the Notes and the Guarantors have guaranteed the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;
          WHEREAS, as part of an internal reorganization, NDS1 and NDS6 intend to merge (the “Merger”), with NDS6 to be the surviving entity;
          WHEREAS, pursuant to Section 801 of the Supplemented Indenture, NDS6, as the successor by merger to NDS1, is required to expressly assume, by an indenture supplemental to the Supplemented Indenture, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of Noble Drilling’s covenants and obligations under the Supplemented Indenture and the Securities;
          WHEREAS, Section 802 of the Supplemented Indenture provides that upon any merger by NDS1 into any other Person in accordance with Section 801, the successor Person into which NDS1 is merged shall succeed to, and be substituted for, and may exercise every right and power of, NDS1 under the Supplemented Indenture with the same effect as if such successor Person had been named as the Company in the Supplemented Indenture, and thereafter, NDS1 shall be relieved of all covenants and obligations under the Supplemented Indenture and the Securities;
          WHEREAS, Section 901 of the Supplemented Indenture provides that, without the consent of any Holders, NDS1, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Supplemented Indenture to evidence the succession of another Person to NDS1 and the assumption by any such successor of the covenants of NDS1 in the Supplemented Indenture and in the Securities;
          WHEREAS, the Companies, NDS6 and the Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Supplemented Indenture in certain respects to evidence the succession of NDS6 to NDS1, the assumption by NDS6 of the covenants and obligations of NDS1 in the Supplemented Indenture and the Securities and the release of NDS1 of all its covenants and obligations under the Supplemented Indenture and the Securities; and
          WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture (the Supplemented Indenture, as further supplemented by this Fifth Supplemental Indenture, the “Indenture”) in accordance with the terms thereof have been done and the execution and delivery of this Fifth Supplemental Indenture have been duly authorized in all respects;
          NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:
     SECTION 1. SUCCESSION BY MERGER
          On the date hereof and effective upon the consummation of the Merger, (a) NDS6 hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of NDS1’s covenants and obligations under the Supplemented Indenture and the Securities; (b) NDS6 agrees to pay fully and promptly all amounts due to the Trustee under the Indenture; (c) NDS6 will succeed to, be substituted for, and may exercise every right and power of, NDS1 under the Supplemented Indenture, with the same effect as if NDS6 had been named as the “Company” for purposes of the Indenture; and (d) NDS1 will be released of all of its covenants and obligations under the Supplemented Indenture and the Securities. After the effectiveness of this Fifth Supplemental Indenture, for the purposes of the Indenture, the term the “Company”

shall include Noble Drilling, Drilling Holding and NDS6 and, upon the consummation of the Merger, shall not include NDS1.
     SECTION 2. MISCELLANEOUS
     Section 2.1 Trust Indenture Act Controls. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Fifth Supplemental Indenture, as so modified or excluded, as the case may be.
     Section 2.2 Date and Time of Effectiveness. This Fifth Supplemental Indenture shall become a legally effective and binding instrument at and as of the date and time first set forth above.
     Section 2.3 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Fifth Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. All amendments to the Supplemented Indenture made hereby shall have effect only with respect to the Securities. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Fifth Supplemental Indenture, is in all respects adopted, ratified and confirmed.
     Section 2.4 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Securities, the Companies, NDS1, NDS6 or the Trustee, so as to reflect this Fifth Supplemental Indenture.
     Section 2.5 Successors. All agreements of the Companies, NDS6, the Guarantors and the Trustee in this Fifth Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.
     Section 2.6 Benefits of Fifth Supplemental Indenture. Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture or the Indenture.
     Section 2.7 Separability. In case any provision in this Fifth Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 2.8 Headings. The section headings of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 2.9 Definitions. Each capitalized term used but not defined in this Fifth Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.
     Section 2.10 Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 2.11 Counterparts. This Fifth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument.
     Section 2.12 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Companies, NDS6 and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

NOBLE DRILLING CORPORATION (“Noble Drilling”)

		By:	/s/ Dennis J. Lubojacky

Dennis J. Lubojacky
President
Attest:	/s/ Pamela Samuels

Title: Administrative Assistant
NOBLE DRILLING HOLDING LLC (“Drilling Holding”)

		By:	/s/ Alan R. Hay

Alan R. Hay
President
Attest:	/s/ Todd Strickler

Title: Attorney
NOBLE DRILLING SERVICES 6 LLC (“NDS6”)

		By:	/s/ Alan R. Hay

Alan R. Hay
President
Attest:	/s/ Todd Strickler

Title: Attorney
NOBLE HOLDING (U.S.) CORPORATION, (“Holding”)

		By:	/s/ Ross W. Gallup

Ross W. Gallup
Vice President
Attest:	/s/ Todd Strickler

Title: Attorney

NOBLE CORPORATION (Cayman Islands)

		By:	/s/ Julie J. Robertson

Julie J. Robertson
Executive Vice President
Attest:	/s/ Todd Strickler

Title: Attorney
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

		By:	/s/ Rafael Martinez

Rafael Martinez
Senior Associate
Attest:	/s/ Julie Hoffman-Ramos

Title: Senior Associate